As filed with the Securities and Exchange Commission on February 13, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CURIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3505116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James E. Dentzer
President and Chief Executive Officer
Curis, Inc.
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Cynthia T. Mazareas, Esq. Caroline Dotolo, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 13, 2026
PROSPECTUS

107,706,700 Shares
Common Stock
This prospectus relates to the resale from time to time of up to 107,706,700 shares of common stock of Curis, Inc. by the selling stockholders listed on page 9, including their donees, pledgees, transferees or other successors-in-interest, consisting of (i) 26,926,675 shares of our common stock, par value $0.01, or the Common Stock, issuable upon conversion of 20,195 shares of our Series B convertible non-redeemable preferred stock, par value $0.01 per share, or the Series B Preferred Stock (or, in certain circumstances, pre-funded warrants to purchase shares of Common Stock, or the Pre-Funded Warrants), (ii) 26,926,675 shares of our Common Stock issuable upon the exercise of outstanding Series A warrants, or the Series A Warrants (or, in certain circumstances, Pre-Funded Warrants), (iii) 26,926,675 shares of our Common Stock issuable upon the exercise of outstanding Series B warrants, or the Series B Warrants (or, in certain circumstances, Pre-Funded Warrants) and (iv) 26,926,675 shares of our Common Stock issuable upon the exercise of outstanding Series C warrants, or the Series C Warrants (or, in certain circumstances, Pre-Funded Warrants). The shares of Series B Preferred Stock, the Series A Warrants, the Series B Warrants and the Series C Warrants were sold to the selling stockholders in a private placement in January 2026, or the PIPE Financing. The Series A Warrants, the Series B Warrants and the Series C Warrants are collectively referred to as the Warrants.
We will not receive any proceeds from the sale of the shares of Common Stock offered by this prospectus.

We have agreed, pursuant to a registration rights agreement that we have entered into with the selling stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, if any, incurred for the sale of these shares of our common stock.
The selling stockholders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 9.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CRIS.” On February 11, 2026, the last reported closing sale price of our common stock on Nasdaq was $1.06 per share. You are urged to obtain current market quotations for our common stock.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.
_________________________________________________
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
_________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2026

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.
Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Overview
We are a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule inhibitor of Interleukin-1 receptor associated kinase, or IRAK4 and FMS-like tyrosine kinase 3 or FLT3. Emavusertib is currently being evaluated in the TakeAim Lymphoma Phase 1/2 study (CA-4948-101) in patients with relapsed/refractory primary central nervous system lymphoma, or PCNSL, in combination with the BTK inhibitor ibrutinib and in our recently initiated Phase 2 combination study of emavusertib in chronic lymphocytic leukemia, or CLL, with zanubrutinib. We have completed our monotherapy and combination studies of emavusertib in AML. Emavusertib has received Orphan Drug Designation from the U.S. Food and Drug Administration, or FDA, for the treatment of PCNSL, AML and MDS and from the European Commission for the treatment of PCNSL. We, through our 2015 collaboration with Aurigene Discovery Technologies Limited, or Aurigene, have the exclusive license to emavusertib (CA-4948).

Company Information

We were organized as a Delaware corporation in February 2000. Our principal executive offices are located at 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common stock offered by selling stockholders
107,706,700 shares, consisting of (i) 26,926,675 shares of our Common Stock issuable upon conversion of the Series B Preferred Stock, (ii) 26,926,675 shares of our Common Stock issuable upon the exercise of the Series A Warrants (or, in certain circumstances, Pre-Funded Warrants), (iii) 26,926,675 shares of our Common Stock issuable upon the exercise of the Series B Warrants (or, in certain circumstances, Pre-Funded Warrants) and (iv) 26,926,675 shares of our Common Stock issuable upon the exercise of the Series C Warrants (or, in certain circumstances, Pre-Funded Warrants).

Use of proceeds	We will not receive any proceeds from the sale of the shares offered by this prospectus.
Risk factors	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol	“CRIS”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being registered pursuant to this registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus and the documents we incorporate by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. For purposes of these statutes, any statement contained in this prospectus or in the documents we incorporate by reference herein, other than a statement of historical fact, may be a forward-looking statement, including without limitation statements regarding the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing.. Without limiting the foregoing, in some cases, you can identify forward-looking statements by such terms as “anticipate,” “believe,” “could,” “estimate,” “opportunity,” “expect,” “focus,” “intend,” “may,” “mission,” “plan,” “potential,” “project,” “seek,” “should,” “likelihood,” “strategy,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:
•    the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•    our estimates of the period in which we anticipate that existing cash and cash equivalents will enable us to fund our current and planned operations;
•    our ability to continue as a going concern;
•    our ability to obtain additional financing;
•    our ability to establish and maintain collaborations;
•    our plans to develop and commercialize emavusertib;
•    the timing or likelihood of regulatory filings and approvals;
•    the implementation of our business model and strategic plans for our business, drug candidate and technology;
•    our estimates regarding expenses, future revenue and capital requirements;
•    developments and projections relating to our competitors and our industry;

•    our commercialization, marketing and manufacturing capabilities and strategy;
•    the rate and degree of market acceptance and clinical utility of our products;
•    our ability to meet and continue meeting the listing standards of The Nasdaq Stock Market LLC;
•    our competitive position; and
•    our intellectual property position.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission, or SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
You should consider these factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference herein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus and the documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for emavusertib include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities.

While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders.
The selling stockholders will pay discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus for sale under applicable state securities laws and listing fees.

SELLING STOCKHOLDERS
Securities Purchase Agreement
On January 7, 2026, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold in a PIPE Financing to such selling stockholders an aggregate of (i) 20,195 shares of our Series B Preferred Stock, which automatically converts, upon shareholder approval and filing an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, or the Certificate of Amendment Filing, into 26,975,675 shares of our Common Stock or in certain circumstances Pre-Funded Warrants, (ii) Series A Warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances Pre-Funded Warrants); (iii) Series B Warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants); and (iv) Series C Warrants to purchase 26,926,675 shares of our Common Stock (or, in certain circumstances, Pre-Funded Warrants).. The Warrants are exercisable at the option of the selling stockholder upon shareholder approval and the Certificate of Amendment Filing.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 4.4 and incorporated by reference herein.
Description of Series B Preferred Stock
Subject to the terms and limitations contained in the Certificate of Designations, the Series B Preferred Stock issued in the PIPE Financing will not become convertible into Common Stock without stockholder approval. Effective as of 5:00 p.m. Eastern Time on the third business day after the date of the stockholder approval and subject to us filing an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware evidencing stockholder approval, each outstanding share of Series B Preferred Stock will automatically convert into approximately 1,333 shares of our Common Stock, or the Automatic Conversion, subject to the terms of the Certificate of Designations and subject to the applicable beneficial ownership limitations (as defined below). The beneficial ownership limitations prohibit the conversion of shares of Series B Preferred Stock into Common Stock in the Automatic Conversion to the extent that, after giving effect to the Automatic Conversion, a selling stockholder would beneficially own more than a percentage specified by each such selling stockholder (initially, 4.99%, 9.99% or 19.99%) of the total number of shares of our Common Stock outstanding immediately after giving effect to such conversion. Instead, with respect to any shares of Series B Preferred Stock that are not converted in the Automatic Conversion, or the Unconverted Preferred, we will issue such selling stockholder a Pre-Funded Warrant exercisable for the number of shares of our Common Stock equal to the Common Stock issuable upon conversion of the Unconverted Preferred, or the Excess Shares, subject to the terms and conditions of the Pre-Funded Warrant.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 4.3 and incorporated by reference herein.
Warrants
The Warrants each have an exercise price of $0.75 per share (the “Exercise Price”).
The Series A Warrants will be exercisable following receipt of stockholder approval and the Certificate of Amendment Filing and will terminate on January 8, 2031.
The Series B Warrants will be exercisable following the receipt of stockholder approval and the Certificate of Amendment Filing (each as defined in the Series B Warrant) and will terminate upon the 30th calendar day following date on which we publicly announce that the fifth patient has been dosed in our Phase 2 clinical trial of emavusertib in combination with an approved Bruton Tyrosine Kinase Inhibitor in chronic lymphocytic leukemia, or the Initial Termination Date. If the closing sale price of our Common Stock at the Initial Termination Date is below the Exercise Price of the Series B Warrant, such Exercise Price will be reset to the closing sale price of our Common Stock on the Initial Termination Date (provided that the Exercise Price will not be reduced to less than 50% of the initial Exercise Price) and the Initial Termination Date will be extended an additional 30 days.
The Series C Warrants will be exercisable following the receipt of Stockholder Approval and the Certificate of Amendment Filing (each as defined in the Series C Warrant) and will terminate on July 8, 2027.
Under the terms of the Warrants, we may not effect the exercise of any Warrant, and the selling stockholders will not have the right to exercise any portion of any Warrant if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the selling stockholder (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the selling stockholder at the date of issuance, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the selling stockholder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the selling stockholder at the date of issuance. To the extent that specified beneficial ownership limitations described above restrict the exercise of the Series A Warrants, the Series B Warrants and/or the Series C Warrants, a selling stockholder may choose, in lieu of receiving our Common Stock upon exercise of such Warrants, to receive a Pre-Funded Warrant to purchase an identical number of shares of our Common Stock it would have received upon the exercise of its Series A Warrants, Series B Warrants and/or Series C Warrants, except that the applicable Exercise Price of the applicable Warrant will instead be the Exercise Price less $0.01 per share, and the resulting issued Pre-Funded Warrant will have an exercise price of $0.01 per share. Each Pre-Funded Warrant that may be issued in accordance with the Certificate of Designations and the Warrants will be exercisable immediately upon issuance and continuing through and including the date the Pre-Funded Warrant is exercised in full.
The foregoing descriptions of the Series A Warrants, the Series B Warrants, the Series C Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Series A Warrants, the Series B Warrants, the Series C Warrants and the Pre-Funded Warrants, copies of which are filed herewith as Exhibits 4.6, 4.7, 4.8 and 4.9, respectively.
Registration Rights Agreement
In connection with the PIPE Financing, we entered into a registration rights agreement with the selling stockholders, or the Registration Rights Agreement, pursuant to which we agreed to register for resale the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock, or the Conversion Shares, and the shares of our Common Stock issuable upon conversion of the Warrants, or the Warrant Shares, and together with the Conversion Shares, the Registrable Securities. Under the Registration Rights Agreement, we agreed to file a registration statement covering the resale by the selling stockholders of their Registrable Securities no later than 45 days following the closing of the PIPE Financing. We have granted the selling stockholders customary indemnification rights in connection with this registration statement. The selling stockholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement, of which this prospectus is a part, has been filed with the SEC in accordance with the Registration Rights Agreement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.5 and incorporated by reference herein.
Selling Stockholders
This prospectus covers the sale or other disposition by the selling stockholders of up to 107,706,700 shares of our Common Stock consisting of (i) 26,926,675 shares of our Common Stock issuable upon conversion of the Series B Preferred Stock (or, in certain circumstances, Pre-Funded Warrants) and (ii) 80,780,025 shares of our Common Stock issuable upon the exercise of the Warrants (Series A Warrants to purchase 26,926,675 shares of our Common Stock, Series B Warrants to purchase 26,926,675 shares of our Common Stock and Series C Warrants to purchase 26,926,675 shares of our Common Stock) (or, in certain circumstances, Pre-Funded Warrants), without giving effect to any beneficial ownership limitations described above.
The shares of Common Stock covered hereby may be offered from time to time by each selling stockholder, provided that (i) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock may only be offered after the shares of Series B Preferred Stock are converted into shares of Common Stock pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series B Convertible Non-Redeemable Preferred

Stock, or the Certificate of Designations and (ii) the shares of Common Stock issuable upon exercise of the Warrants or Pre-Funded Warrants may only be offered after such applicable warrants are exercised by the selling stockholder. We cannot predict when or whether any of the selling stockholders will exercise their Warrants or any Pre-Funded Warrants.
The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of January 15, 2026. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of our Common Stock consisting of (i) 26,926,675 shares of our Common Stock upon conversion of the Series B Preferred Stock (or, in certain circumstances, Pre-Funded Warrants) and (ii) 80,780,025 shares of our Common Stock issuable upon the exercise of the Warrants (Series A Warrants to purchase 26,926,675 shares of our Common Stock, Series B Warrants to purchase 26,926,675 shares of our Common Stock and Series C Warrants to purchase 26,926,675 shares of our Common Stock) (or, in certain circumstances, Pre-Funded Warrants), without giving effect to the beneficial ownership limitations described above. The selling stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.
The number of shares of Common Stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our Common Stock held by such selling stockholder as of January 15, 2026 or such shares the selling stockholder has the right to acquire within 60 days of January 15, 2026, (ii) all of the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock held by such selling stockholder and (iii) all shares issuable upon the exercise of the Warrants held by such selling stockholder, in each case, without giving effect to the beneficial ownership limitations described above. The percentages of shares owned before and after the offering are based on 13,692,853 shares of common stock outstanding as of January 15, 2026, and 107,706,700 shares issuable pursuant to the conversion of the Series B Preferred Stock and exercise of the Warrants.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Pointillist Partners LLC (3)	16,000,000	13.18%	16,000,000	—	—
Stonepine Capital, LP (4)	13,398,336	11.04%	13,333,336	65,000	*
Entities affiliated with Bleichroeder LP (5)	16,474,110	13.07%	10,666,668	5,807,442	4.61%
Lytton-Kambara Foundation (6)	11,005,378	9.04%	10,666,668	338,710	*
Entities affiliated with Thomas Satterfield (7)	11,344,616	9.16%	8,000,000	3,344,616	2.70%
Sphera Biotech Master Fund LP (8)	8,000,000	6.59%	8,000,000	—	—
Funicular Funds, LP (9)	5,333,336	4.39%	5,333,336	—	—
3i, LP (10)	5,646,180	4.64%	5,333,336	312,844	*
Blackwell Partners LLC - Series A (11)	4,112,000	3.39%	4,112,000	—	—
Entities affiliated with Northbank (12)	3,733,336	3.08%	3,733,336	—	—
Nantahala Capital Partners Limited Partnership (13)	2,944,000	2.43%	2,944,000	—	—
Timothy P. Lynch (14)	2,666,668	2.20%	2,666,668	—	—
Daniel Herr and Lauren Rimoin Living Trust (15)	2,666,668	2.20%	2,666,668	—	—
Redhook Fund LP (16)	2,771,418	2.28%	2,666,668	104,750	*
Conrad Group Inc Defined Benefit Plan (17)	1,600,000	1.32%	1,600,000	—	—
Alumni Capital LP (18)	1,564,312	1.29%	1,333,336	230,976	*
District 2 Capital Fund LP (19)	1,414,779	1.16%	1,333,336	81,443	*
Revach Fund LP (20)	1,333,336	1.10%	1,333,336	—	—
Robert Forster (21)	1,176,558	*	1,066,668	109,890	*
Boothbay Absolute Return Strategies, LP (22)	1,066,668	*	1,066,668	—	—
NCP RFM LP (23)	944,000	*	944,000	—	—
NFS/FMTC IRA FBO Caleb Porter (24)	533,336	*	533,336	—	—
Kenneth D. Eichenbaum (25)	400,000	*	400,000	—	—
Richard Molinksy (26)	310,624	*	266,668	43,956	*
Kingsbrook Opportunities Master Fund LP (27)	266,668	*	266,668	—	—
Marc Rubin, M.D. (28)	156,768	*	106,668	50,100	*
James E. Dentzer (29)	959,117	*	533,332	425,785	*
Ahmed Hamdy, MBBCH (30)	266,668	*	266,668	—	—
Jonathan B. Zung, Ph.D. (31)	341,704	*	266,668	75,036	*
Diantha Duvall (32)	377,082	*	266,664	110,418	*
* Less than 1%

(1)	The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock issuable upon the conversion of the Series B Preferred Stock and issuable upon the exercise of the Warrants held by a selling stockholder that a selling stockholder may offer and sell from time to time under this prospectus, without giving effect to the beneficial ownership limitations described above. The shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and issuable upon the exercise of the Warrants will become eligible for sale by the selling stockholders under this prospectus only when Series B Preferred Stock is converted and the Warrants are exercised. The Series B Preferred Stock will automatically convert in the Automatic Conversion. We cannot predict when or whether any of the selling stockholders will exercise their Warrants.
(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the Series B Preferred Stock is converted and each selling stockholder exercises their Warrants and none of the shares covered by this prospectus will be held by the selling stockholders.
(3)
Pointillist Partners LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 4,000,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 4,000,000 shares of common stock issuable upon exercise of the Series A Warrants, 4,000,000 shares of common stock issuable upon exercise of the Series B Warrants, and 4,000,000 shares of common stock issuable upon exercise of the Series C Warrants held by Pointillist Partners LLC. Jorey Chernett is the Managing Member of Pointillist Partners LLC and has voting and dispositive power with respect to the shares held by Pointillist Partners LLC. All of the Series B Preferred Stock and the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Pointillist Partners LLC is 6222 Indianwood Tr., Bloomfield Hills, MI 48301.

(4)
Stonepine Capital, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 65,000 shares of Common Stock, 3,333,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 3,333,334 shares of common stock issuable upon exercise of the Series A Warrants, 3,333,334 shares of common stock issuable upon exercise of the Series B Warrants, and 3,333,334 shares of common stock issuable upon exercise of the Series C Warrants held by Stonepine Capital, LP. Jon M. Plexico is the Managing Member of the General Partner and has voting and dispositive power with respect to the shares held by Stonepine Capital, LP. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Stonepine Capital, LP is 2900 NW Clearwater Dr., Ste. 100-11, Bend, OR 97703.

(5)	Entities affiliated with Bleichroeder LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 360,136 shares of Common Stock, 818,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 818,667 shares of common stock issuable upon exercise of the Series A Warrants, 818,667 shares of common stock issuable upon exercise of the Series B Warrants, and 818,667 shares of common stock issuable upon exercise of the Series C Warrants directly held by 21 April Fund, L.P. and (ii) 775,526 shares of Common Stock, 1,848,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 1,848,000 shares of common stock issuable upon exercise of the Series A Warrants, 1,848,000 shares of common stock issuable upon exercise of the Series B Warrants, and 1,848,000 shares of common stock issuable upon exercise of the Series C Warrants directly held by 21 April Fund, Ltd. Bleichroeder LP and Andrew Gundlach have voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and in such capacity has voting and dispositive power with respect to the shares. Also included in the table above are 316,064 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with the Company’s March 2025 private placement, or the March 2025 Private Placement, which pre-funded warrants we refer to as the March 2025 Pre-Funded Warrants, 1,098,901 shares of common stock issuable upon exercise of pre-funded warrants issued in connection with the Company’s July 2025 private placement, or the July 2025 Private Placement, which pre-funded warrants we refer to as the July 2025 Pre-Funded Warrants, 495,540 shares of common stock issuable upon exercise of warrants issued in connection with the Company’s October 2024 private placement, or the October 2024 Private Placement, which warrants we refer to as October 2024 Common Stock Warrants, 1,662,374 shares of common stock issuable upon exercise of warrants issued in connection with the March 2025 Private Placement, or the March 2025 Common Stock Warrants and 1,098,901 shares of common stock issuable upon exercise of warrants issued in connection with the July 2025 Private Placement, or the July 2025 Common Stock Warrants. The Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants, the March 2025 Pre-Funded Warrants, the July 2025 Pre-Funded Warrants, the October 2024 Common Stock Warrants, the March 2025 Common Stock Warrants and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, the March 2025 Pre-Funded Warrants, the July 2025 Pre-Funded Warrants, the October 2024 Common Stock Warrants, the March 2025 Common Stock Warrants, and the July 2025 Common Stock Warrants, respectively, that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.
(6)
Lytton-Kambara Foundation: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 3,333,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 3,333,334 shares of common stock issuable upon exercise of the Series A Warrants, 3,333,334 shares of common stock issuable upon exercise of the Series B Warrants, and 3,333,334 shares of common stock issuable upon exercise of the Series C Warrants held by the Lytton-Kambara Foundation. Also included in the table above are 118,930 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants and 219,780 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants held by Lytton-Kambara Foundation. Laurence Lytton is the Managing Member of the Lytton-Kambara Foundation and has voting and dispositive power with respect to the shares held by Lytton-Kambara Foundation. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock, and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Lytton-Kambara Foundation is 467 Central Park West 17A, New York, NY 10025.

(7)	Entities affiliated with Thomas Satterfield: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 411,059 shares of Common Stock, 1,000,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 1,000,000 shares of common stock issuable upon exercise of the Series A Warrants, 1,000,000 shares of common stock issuable upon exercise of the Series B Warrants, and 1,000,000 shares of common stock issuable upon exercise of the Series C Warrants held by A.G. Family L.P., a partnership managed by a general partner controlled by Thomas A. Satterfield, Jr., (ii) 207,411 shares of Common Stock, 666,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 666,667 shares of common stock issuable upon exercise of the Series A Warrants, 666,667 shares of common stock issuable upon exercise of the Series B Warrants, and 666,667 shares of common stock issuable upon exercise of the Series C Warrants held by Tomsat Investment & Trading Co., Inc, a corporation wholly owned by Mr. Satterfield and his Irrevocable Trust and of which he serves as President, (iii) 149,056 shares of Common Stock, 333,333 shares of common stock issuable upon conversion of the Series B Preferred Stock, 333,333 shares of common stock issuable upon exercise of the Series A Warrants, 333,333 shares of common stock issuable upon exercise of the Series B Warrants, and 333,333 shares of common stock issuable upon exercise of the Series C Warrants held by the Thomas A. Satterfield, Jr. TTEE Thomas A. Satterfield, Jr. 2021 Revocable Trust controlled by Mr. Satterfield, and (iv) 150,000 shares of common stock held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. Also included in the table above are 186,378 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 439,5060 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 198,216 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, 1,163,376 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 439,560 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants, the March 2025 Pre-Funded Warrants, the July 2025 Pre-Funded Warrants, the October 2024 Common Stock Warrants, the March 2025 Common Stock Warrants and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, the March 2025 Pre-Funded Warrants, the July 2025 Pre-Funded Warrants, the October 2024 Common Stock Warrants, the March 2025 Common Stock Warrants and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the entities affiliated with Mr. Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.
(8)
Sphera Biotech Master Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,000,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 2,000,000 shares of common stock issuable upon exercise of the Series A Warrants, 2,000,000 shares of common stock issuable upon exercise of the Series B Warrants, and 2,000,000 shares of common stock issuable upon exercise of the Series C Warrants held by Sphera Biotech Master Fund LP. Sphera Global Healthcare Management LP has voting and dispositive power with respect to the shares held by Sphera Biotech Master Fund LP. All of the Series B Preferred Stock and the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Sphera Biotech Master Fund LP is Yitzhak Sadeh 4, Entrance A, 29th Floor, Tel Aviv 6777520, Israel.

(9)
Funicular Funds, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,333,3334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 1,333,3334 shares of common stock issuable upon exercise of the Series A Warrants, 1,333,3334 shares of common stock issuable upon exercise of the Series B Warrants, and 1,333,3334 shares of common stock issuable upon exercise of the Series C Warrants held by Funicular Funds, LP. The General Partner of Funicular Funds, LP is Cable Car Capital, LP. Jacob Ma-Weaver is the Managing Member of the General Partner of Cable Car Capital, LP and sole individual responsible for voting and disposition of the securities. All of the Series B Preferred Stock and the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Funicular Funds, LP is 601 California Street, Suite 1151, San Francisco, CA 94108.

(10)
3i, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,333,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 1,333,334 shares of common stock issuable upon exercise of the Series A Warrants, 1,333,334 shares of common stock issuable upon exercise of the Series B Warrants, and 1,333,334 shares of common stock issuable upon exercise of the Series C Warrants held by 3i, LP. Also included in the table above are 99,108 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants and 213,736 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants, and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(11)
Blackwell Partners LLC - Series A: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,028,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 1,028,000 shares of common stock issuable upon exercise of the Series A Warrants, 1,028,000 shares of common stock issuable upon exercise of the Series B Warrants, and 1,028,000 shares of common stock issuable upon exercise of the Series C Warrants held by Blackwell Partners LLC - Series A. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by Blackwell Partners LLC - Series A. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Blackwell Partners LLC - Series A is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(12)
Entities affiliated with Northbank: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 700,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 700,000 shares of common stock issuable upon exercise of the Series A Warrants, 700,000 shares of common stock issuable upon exercise of the Series B Warrants, and 700,000 shares of common stock issuable upon exercise of the Series C Warrants held by Class IV Fund, LP; and (ii) 233,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 233,334 shares of common stock issuable upon exercise of the Series A Warrants, 233,334 shares of common stock issuable upon exercise of the Series B Warrants, and 233,334 shares of common stock issuable upon exercise of the Series C Warrants held by Northbank Small Cap Alpha Fund, LP. Bradford Seagraves is Managing Partner and has voting and dispositive power with respect to the shares held by entities affiliated with Northbank. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for entities associated with Northbank is 128 Saddle Road, Unit 201, Ketchum, ID 83340.

(13)
Nantahala Capital Partners Limited Partnership: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 736,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 736,000 shares of common stock issuable upon exercise of the Series A Warrants, 736,000 shares of common stock issuable upon exercise of the Series B Warrants, and 736,000 shares of common stock issuable upon exercise of the Series C Warrants held by Nantahala Capital Partners Limited Partnership. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by Nantahala Capital Partners Limited Partnership. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Nantahala Capital Partners Limited Partnership is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(14)
Timothy P. Lynch: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 666,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 666,667 shares of common stock issuable upon exercise of the Series A Warrants, 666,667 shares of common stock issuable upon exercise of the Series B Warrants, and 666,667 shares of common stock issuable upon exercise of the Series C Warrants held by Mr. Lynch. Mr. Lynch has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(15)
Daniel Herr and Lauren Rimoin Living Trust: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 666,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 666,667 shares of common stock issuable upon exercise of the Series A Warrants, 666,667 shares of common stock issuable upon exercise of the Series B Warrants, and 666,667 shares of common stock issuable upon exercise of the Series C Warrants held by Daniel Herr and Lauren Rimoin Living Trust. Daniel Herr is Trustee and has voting and dispositive power with respect to the shares held by to the Daniel Herr and Lauren Rimoin Living Trust. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(16)
Red Hook Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 666,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 666,667 shares of common stock issuable upon exercise of the Series A Warrants, 666,667 shares of common stock issuable upon exercise of the Series B Warrants, and 666,667 shares of common stock issuable upon exercise of the Series C Warrants held by Redhook Fund LP. Also included in the table above are 16,838 shares of Common Stock and 87,912 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants. Red Hook Asset Management LLC, or the Investment Advisor, a Delaware limited liability company, is the investment advisor to the Red Hook Fund and Red Hook Fund GP LLC, or the General Partner, is the general partner of the Red Hook Fund. Mathew Lazarus and Jeff Lopatin are the managing members of Investment Manager and General Partner, and may each be deemed to beneficially own the shares beneficially owned by Red Hook Fund LP. Mathew Lazarus and Jeff Lopatin each disclaims beneficial ownership of securities beneficially owned by Red Hook Fund LP. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the respective beneficial ownership limitations. The principal business address for Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046.

(17)
Conrad Group Inc Defined Benefit Plan: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 400,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 400,000 shares of common stock issuable upon exercise of the Series A Warrants, 400,000 shares of common stock issuable upon exercise of the Series B Warrants, and 400,000 shares of common stock issuable upon exercise of the Series C Warrants held by Conrad Group Inc Defined Benefit Plan. Brett Conrad is Trustee and has voting and dispositive power with respect to the shares held by Conrad Group Inc Defined Benefit Plan. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Conrad Group Inc Defined Benefit Plan is 554 Tearasinab Way, Ivins, UT 84738.

(18)
Alumni Capital LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 333,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 333,334 shares of common stock issuable upon exercise of the Series A Warrants, 333,334 shares of common stock issuable upon exercise of the Series B Warrants, and 333,334 shares of common stock issuable upon exercise of the Series C Warrants held by Alumni Capital LP. Also included in the table above are 99,108 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants and 131,868 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants. Ashkan Mapar is the General Partner and has voting and dispositive power with respect to the shares held by Alumni Capital LP. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Alumni Capital LP is 601 Brickell Key Dr., Suite 700, Miami, FL 33131.

(19)
District 2 Capital Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 333,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 333,334 shares of common stock issuable upon exercise of the Series A Warrants, 333,334 shares of common stock issuable upon exercise of the Series B Warrants, and 333,334 shares of common stock issuable upon exercise of the Series C Warrants held by District 2 Capital Fund LP. Also included in the table above are 59,465 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants and 21,978 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants. Michael Bigger is the Managing Member of the GP and has voting and dispositive power with respect to the shares held by District 2 Capital Fund LP. All of the Series B Preferred Stock and the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants, and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, the October 2024 Common Stock Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(20)
Revach Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 333,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 333,334 shares of common stock issuable upon exercise of the Series A Warrants, 333,334 shares of common stock issuable upon exercise of the Series B Warrants, and 333,334 shares of common stock issuable upon exercise of the Series C Warrants held by Revach Fund LP. . Chaim Davis is the Managing Member of the General Partner and has voting and dispositive power with respect to the shares held by Revach Fund LP. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Revach Fund LP is 80 Brainard Rd., West Hartford, CT 06117.

(21)
Robert Forster: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 266,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 266,667 shares of common stock issuable upon exercise of the Series A Warrants, 266,667 shares of common stock issuable upon exercise of the Series B Warrants, and 266,667 shares of common stock issuable upon exercise of the Series C Warrants held by Mr. Forster. Also included in the table above are 109,890 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants. Mr. Forster has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(22)
Boothbay Absolute Return Strategies, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 266,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 266,667 shares of common stock issuable upon exercise of the Series A Warrants, 266,667 shares of common stock issuable upon exercise of the Series B Warrants, and 266,667 shares of common stock issuable upon exercise of the Series C Warrants held by Boothbay Absolute Return Strategies, LP, a Delaware limited partnership, or BBARS. BBARS is managed by Boothbay Fund Management, LLC, a Delaware limited liability company, or Boothbay. Boothbay, in its capacity as the investment manager of BBARS, has delegated to Kingsbrook Partners LP, a Delaware limited partnership or Kingsbrook Partners, the power to vote and the power to direct the disposition of all securities held by BBARS that are being registered hereby. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for BBARS is c/o Kingsbrook Partners 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(23)
NCP RFM LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 236,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 236,000 shares of common stock issuable upon exercise of the Series A Warrants, 236,000 shares of common stock issuable upon exercise of the Series B Warrants, and 236,000 shares of common stock issuable upon exercise of the Series C Warrants held by NCP RFM LP. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by NCP RFM LP. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for NCP RFM LP is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(24)
NFS/FMTC IRA FBO Caleb Porter: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 133,334 shares of common stock issuable upon conversion of the Series B Preferred Stock, 133,334 shares of common stock issuable upon exercise of the Series A Warrants, 133,334 shares of common stock issuable upon exercise of the Series B Warrants, and 133,334 shares of common stock issuable upon exercise of the Series C Warrants directly held by Mr. Porter. Mr. Porter has sole voting and dispositive power with respect to the shares held by NFS/FMTC IRA FBO Caleb Porter. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(25)
Kenneth D. Eichenbaum: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 100,000 shares of common stock issuable upon conversion of the Series B Preferred Stock, 100,000 shares of common stock issuable upon exercise of the Series A Warrants, 100,000 shares of common stock issuable upon exercise of the Series B Warrants, and 100,000 shares of common stock issuable upon exercise of the Series C Warrants held by Mr. Eichenbaum. Mr. Eichenbaum has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(26)
Richard Molinksy: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 66,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 66,667 shares of common stock issuable upon exercise of the Series A Warrants, 66,667 shares of common stock issuable upon exercise of the Series B Warrants, and 66,667 shares of common stock issuable upon exercise of the Series C Warrants held by Mr. Molinsky. Also included in the table above are 21,978 shares of Common Stock and 21,978 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants held by Mr. Molinsky. Mr. Molinksy has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, the Series C Warrants and the July 2025 Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, the Series C Warrants, and the July 2025 Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(27)
Kingsbrook Opportunities Master Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 66,667 shares of common stock issuable upon conversion of the Series B Preferred Stock, 66,667 shares of common stock issuable upon exercise of the Series A Warrants, 66,667 shares of common stock issuable upon exercise of the Series B Warrants, and 66,667 shares of common stock issuable upon exercise of the Series C Warrants held by Kingsbrook Opportunities Master Fund LP or Kingsbrook Opportunities. Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. All of the Series B Preferred Stock, the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of the Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Kingsbrook Opportunities Master Fund LP is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(28)
Marc Rubin, M.D.: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 26,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 26,667 shares of Common Stock issuable upon the exercise of the Series A Warrants, 26,667 shares of Common Stock issuable upon the exercise of the Series B Warrants, and 26,667 shares of Common Stock issuable upon the exercise of the Series C Warrants, held by Dr. Rubin. Also included in the table above are 50,100 shares of Common Stock issuable upon exercise of options held by Dr. Rubin. Dr. Rubin has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, Series A Warrants, the Series B Warrants, the Series C Warrants held by Dr. Rubin are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(29)
James E. Dentzer: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 133,333 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 133,333 shares of Common Stock issuable upon the exercise of the Series A Warrants, 133,333 shares of Common Stock issuable upon the exercise of the Series B Warrants, and 133,333 shares of Common Stock issuable upon the exercise of the Series C Warrants held by Mr. Dentzer. Also included in the table above are (i) 15,397 shares of Common Stock and (ii) 410,388 shares of Common Stock issuable upon exercise of options held by Mr. Dentzer. Mr. Dentzer has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, Series A Warrants, the Series B Warrants, the Series C Warrants held by Mr. Dentzer are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(30)
Ahmed Hamdy, MBBCH: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 66,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 66,667 shares of Common Stock issuable upon the exercise of the Series A Warrants, 66,667 shares of Common Stock issuable upon the exercise of the Series B Warrants, and 66,667 shares of Common Stock issuable upon the exercise of the Series C Warrants held by Dr. Hamdy. Dr. Hamdy has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, Series A Warrants, the Series B Warrants, the Series C Warrants held by Dr. Hamdy are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(31)
Jonathan B. Zung, Ph.D.: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 66,667 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 66,667 shares of Common Stock issuable upon the exercise of the Series A Warrants, 66,667 shares of Common Stock issuable upon the exercise of the Series B Warrants, and 66,667 shares of Common Stock issuable upon the exercise of the Series C Warrants held by Dr. Zung. Also included in the table above are 75,036 shares of Common Stock issuable upon exercise of options held by Dr. Zung. Dr. Zung has sole voting and dispositive power with respect to the shares held by him. All of the Series B Preferred Stock, Series A Warrants, the Series B Warrants, the Series C Warrants held by Dr. Zung are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(32)
Diantha Duvall: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 66,666 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, 66,666 shares of Common Stock issuable upon the exercise of the Series A Warrants, 66,666 shares of Common Stock issuable upon the exercise of the Series B Warrants, and 66,666 shares of Common Stock issuable upon the exercise of the Series C Warrants held by Ms. Duvall. Also included in the table above are (i) 11,041 shares of Common Stock and (ii) 99,377 shares of Common Stock issuable upon exercise of options held by Ms. Duvall. Ms. Duvall has sole voting and dispositive power with respect to the shares held by her. All of the Series B Preferred Stock, Series A Warrants, the Series B Warrants, the Series C Warrants held by Ms. Duvall are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from converting that portion of Series B Preferred Stock and exercising that portion of the Series A Warrants, the Series B Warrants, and the Series C Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

Relationships with Selling Stockholders

None of the selling stockholders has had a material relationship with us or any of our subsidiaries within the past three years except as set forth herein.

Mr. Dentzer, Dr. Hamdy, Dr. Zung and Ms. Duvall (our Chief Executive Officer, Chief Medical Officer, Chief Development Officer and Chief Financial Officer) and Dr. Rubin (a member of our Board of Directors) are selling stockholders.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•    a combination of any such methods of sale; and
•    any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of(1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
The validity of the shares of the common stock offered hereby has been passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our common stock. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of securities under the registration statement is terminated or completed:
•    Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025;
•    Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed on May 6, 2025; Form 10-Q for the quarter ended June 30, 2025 filed on August 5, 2025; and Form 10-Q for the quarter ended September 30, 2025 filed on November 6, 2025;
•    The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2025;

•    Current Reports on Form 8-K filed on February 27, 2025, March 28, 2025 (except Item 2.02 and Exhibit 99.1), May 22, 2025, July 2, 2025 (except Item 7.01 and Exhibit 99.1), August 8, 2025, August 22, 2025, October 24, 2025, November 6, 2025 (except Item 2.02 and Item 9.01), November 13, 2025, January 8, 2026 and February 9, 2026; and
•    The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Curis, Inc.
128 Spring Street
Building C – Suite 500
Lexington, MA 02421
Attn: General Counsel
(617) 503-6500

107,706,700 Shares

Common Stock

PROSPECTUS

, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals or other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$15,217.15
Accounting services	25,000.00
Legal fees of registrant’s counsel	35,000.00
Miscellaneous	5,000.00
Total	$80,217.15

Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and by-laws.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
2

Article Sixth of our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for any monetary damages for any breach of fiduciary duty as a director of Curis, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
Article Eighth of our certificate of incorporation provides, in general, that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Curis), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Curis, or is or was serving or has agreed to serve, at the request of Curis, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.
In addition to the indemnification provided by our certificate of incorporation and under the DGCL, we have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide that each such person:
•    shall be indemnified by Curis against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Curis) brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
•    shall be indemnified by Curis against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of Curis brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Curis, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.
Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in
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connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.
Under the Registration Rights Agreement, each selling stockholder agreed, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, Curis, its directors, officers, employees, stockholders and each person who controls Curis (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in this registration statement or amendment or supplement thereto or necessary to make the statements herein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such selling stockholder to Curis specifically for inclusion in this registration statement or amendment or supplement hereto.
We maintain a general liability insurance policy which covers certain liabilities of directors and officers of Curis arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits.
Exhibit Index

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2025)
4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 22, 2025)
4.3
Certificate of Designations, Preferences and Rights of Series B Convertible Non-Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)

4.4
Securities Purchase Agreement, dated January 7, 2026, by and among the Company and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)

4.5
Registration Rights Agreement, dated January 7, 2026, by and among the Company and the purchasers named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)

4.6	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)
4.7	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)
4.8	Form of Series C Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)
4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on January 8, 2026)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)
107	Filing Fee Table

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Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
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(i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such
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indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on February 13, 2026.
CURIS, INC.
By: /s/ James E. Dentzer
Name: James E. Dentzer
Title: President and Chief Executive Officer

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SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Curis, Inc. hereby severally constitute and appoint James E. Dentzer and Diantha Duvall, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James E. Dentzer James E. Dentzer	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2026
/s/ Diantha Duvall Diantha Duvall	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2026
/s/ Martyn D. Greenacre Martyn D. Greenacre	Chairman of the Board of Directors	February 13, 2026
/s/ Anne E. Borgman Anne E. Borgman	Director	February 13, 2026
/s/ John A. Hohneker John A. Hohneker	Director	February 13, 2026
/s/ Kenneth I. Kaitin Kenneth I. Kaitin	Director	February 13, 2026
/s/ Marc Rubin Marc Rubin	Director	February 13, 2026

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